SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): November 21, 2002 (November 14, 2002)

LUMMI DEVELOPMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32201	95-4735254

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Preston Ridge Road, Suite 500, Alpharetta, GA 30005

(Address of Principal Executive Offices)

(770) 343-8196

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

EXPLANATORY NOTE

     Lummi Development, Inc. (the “Registrant”) hereby amends Item 4 of its Current Report on Form 8-K as filed with the Commission on November 20, 2002, to clarify that the subsequent interim period financial information is unaudited and to attach Exhibit 16.1.

Signatures
EX-16.1 LETTER ON CHANGE OF CERTIFYING ACCOUNTANT

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     The Registrant has engaged Braverman & Company, P.C. as its principal accountant to replace its former principal accountant, Armando C. Ibarra, C.P.A. as of November 14, 2002. The decision to dismiss Armando C. Ibarra, C.P.A was approved by the Board of Directors of Registrant.

     Neither of the reports of the former principal accountant on the financial statements for the fiscal years ending December 31, 2000 and December 31, 2001, for Lummi Development, Inc. contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the subsequent interim period preceding the dismissal, there were no disagreement(s) with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former account, would have caused it to make reference to the subject matter or the disagreement(s) in connection with its reports.

     During the audited period ending December 31, 2001, and the subject unaudited interim period, the registrant has not consulted Braverman & Company, P.C., regarding any matter requiring disclosure under Regulation 8-K, Item 304(a)(2).

     The registrant has provided Armando C. Ibarra, C.P.A, a copy of this disclosure and has requested that Armando C. Ibarra, C.P.A furnish it with a letter addressed to the U.S. Securities and Exchange Commission, which is filed as Exhibit No. 16.1 to this report on Form 8-K/A.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired. Not Applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Exhibits

               16.1 Letter on change of certifying accountant.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Lummi Development, Inc.

Dated: November 21, 2002	By:	/s/ Peggy A. Evans Peggy A. Evans Chief Operating Officer, Chief Financial Officer and Secretary